Exhibit 21

                     SUBSIDIARIES OF WATKINS-JOHNSON COMPANY

                                                             Jurisdiction of
Subsidiary                                                   Incorporation
--------------------------------------------------------------------------------

Watkins-Johnson FSC                                          Guam

Watkins-Johnson International                                California